Exhibit 1.01

Conflict Minerals Report of Ambarella, Inc.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report for Ambarella, Inc. (“Ambarella”, “we”, “us”, “our”, or the “Company”), filed with the Securities Exchange Commission (SEC) in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “1934 Act”) for calendar year 2018. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment.

The statements below are based on the activities performed to date in good faith by the Company and information available at the time of this filing.

1.	Company Overview; Covered Products

Ambarella was incorporated in the Cayman Islands in 2004. We design, market and sell low-power, high-definition (HD) video compression and image processing semiconductor solutions. Ambarella’s system-on-a-chip (SoC) solutions are used in a variety of HD cameras, including IP security cameras, wearable cameras, unmanned aerial video or drone cameras, and automotive cameras. In addition, Ambarella’s video compression SoCs are used in television broadcasting equipment. We sell our SoC solutions to manufacturers of video cameras, suppliers of video camera modules and television broadcasting infrastructure equipment.

During the 2018 calendar year, we sub-contracted to manufacture our SoC products containing 3TG minerals and the use of these minerals is necessary to the functionality or production of our SoC products.

2.	Supply Chain Overview

We operate our business based on a fabless semiconductor model. Accordingly, we rely on third parties, primarily located in Asia, for substantially all of our manufacturing operations, including wafer fabrication, assembly and testing of SoC our products. There are multiple tiers between our company and the mines that produce conflict minerals used in our products. Accordingly, we rely on our direct suppliers to provide information on the origin of the conflict minerals that are included in our products. All of our suppliers of conflict minerals have adopted a conflict minreals policy and due diligence framework based on the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

3.	Due Diligence Program

Our due diligence processes and efforts have been developed in conjunction with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG minerals. We designed our due diligence process to conform in all material respects with these guidelines. Our due diligence measures include:

•	Identification of the components in Ambarella products that contain conflict minerals, and the suppliers through which those components are sourced.

•

Conducting a supply-chain survey with direct suppliers of materials containing conflict minerals using the using the standard Conflict Minerals Reporting Template (CMRT) from the Responsible Minerals Initiative (RMI).

•	Communicating with any direct suppliers that did not timely respond to surveys or provide complete responses.

•

Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as compliant with RMI’s Responsible Minerals Assurance Protocol.

Our conflict minerals project team responsible for conducting the due diligence is comprised of employees in our operations department, which is responsible for selecting and retaining relationships with our third-party vendors. Our due diligence process is overseen by executives from our operations and legal functions.

We have retained all relevant documentation from our reasonable due diligence measures to ensure the retention of relevant documentation.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Results

We conducted a survey of our active suppliers using a template from the Responsible Minerals Initiative (RMI), known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. We believe this template is widely used by companies in our industry for the purpose of conducting due diligence related to conflict minerals.

During the process of our review, we identified our direct suppliers who fell within the scope of our RCOI. We sent the Conflict Minerals Reporting Template to these direct suppliers and received responses from each of them. Each of our direct suppliers indicated that they had received` data or information about the origin of 3TG minerals from all of their suppliers. Each of our direct suppliers also indicated that they reported all of the applicable smelter and refinery information in their response to our inquiry.

Based on our due diligence activities, our suppliers identified a total of 81 smelters and refiners from which 3TG minerals may have been sourced. All (100%) of our suppliers indicated that they do source some 3TG minerals from covered countries. All (100%) of the smelters and refiners identified by our suppliers as sourcing from covered countries have been certified as compliant with the Responsible Minerals Assurance Protocol (RMAP).

5.	Audit of Supply Chain Due Diligence

As noted above, as a fabless semiconductor company we do not have a direct relationship with 3TG smelters and refiners, and we did not perform direct audits of the entities in our supply chain. As a downstream purchaser of materials and components that contain conflict minerals, our due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the conflict minerals in our Covered Products. However, we do rely upon industry third-party audit programs such as RMI’s Responsible Minerals Assurance Protocol (RMAP). We did not engage a third-party auditor to independently audit our due diligence procedures or the results of our due diligence.

6.	Facilities Used to Process Conflict Materials

Based on our due diligence process and the information received from our suppliers, the following facilities were identified by our suppliers as the smelters and refiners of the 3TG minerals present in and necessary to the functionality of our products manufactured in the calendar year ended December 31, 2018. This list if presented in good faith based upon the information we have to date.

METAL	NAME OF SMELTER OR REFINERY	LOCATION	CID#
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Exotech Inc.	United States	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	D Block Metals, LLC	United States	CID002504
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tin	Alpha	United States	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	CV United Smelting	Indonesia	CID000315
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Operaciones Metalurgical S.A.	Bolivia	CID001337
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CID001477
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	CV Tiga Sekawan	Indonesia	CID002593
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	PT Bangka Prima Tin	Indonesia	CID002776

Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States	CID002589
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Dowa	Japan	CID000401
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	United Precious Metal Refining, Inc.	United States	CID001993
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030